Exhibit 10.53

AMENDMENT NO. 2 TO

DRUG DISCOVERY COLLABORATION AGREEMENT

THIS AMENDMENT NO. 2 TO DRUG DISCOVERY COLLABORATION AGREEMENT (this “Amendment”) effective as of April 10, 2014 (the “Amendment Date”), is made by and between Array BioPharma Inc., a Delaware corporation (“Array”), and Loxo Oncology, Inc., a Delaware corporation (“Loxo”).

WHEREAS, the parties previously entered into that certain Drug Discovery Collaboration Agreement dated as of July 3, 2013, as amended on November 26, 2013 (collectively, the “Agreement”) and the parties wish to amend the Agreement in certain respects on the terms and conditions set forth herein.

NOW THEREFORE, capitalized terms not defined in this Amendment shall have the meaning ascribed in the Agreement, and the parties hereby agree as follows:

1.                                      Within sixty (60) days after the Amendment Date to Amendment No.2 to this Agreement, Loxo intends to close a financing in which Loxo will receive aggregate gross proceeds of at least ten million dollars ($10,000,000) (the “Financing”).  Commencing on the date that Loxo closes the Financing, or provides written notice to Array prior to the expiration of such sixty (60) days that Loxo desires to have this Amendment take effect in absence of the Financing, the provisions set forth in this Amendment shall take effect.  If Loxo does not close the Financing within such sixty (60) day period, and Loxo does not otherwise provide such written notice to Array prior to expiration of such sixty (60) day period, this Amendment shall terminate without effect.

2.                                      The list of targets on Exhibit B is hereby deleted and replaced with the list of targets that have been mutually agreed in writing by the Parties, as of the date of signing this Agreement .

3.                                      Section 2.1 is hereby amended to add the following immediately to the end thereof:

With respect to Targets, an additional goal of the Discovery Program is to perform early screening and lead identification to identify a subset of such Targets that will be the subject of further research to identify Lead Compounds directed thereto, as described above.

4.                                      Section 2.4 of the Agreement (as amended) is hereby deleted and the following substituted therefor:

Discovery Program Staffing.  During the Discovery Program and subject to Loxo funding such FTE’s pursuant to Section 5.1, Array shall devote that number of FTE’s to the conduct of the Discovery Program specified in the Discovery Plan.  The Discovery Plan shall specify [***] Array FTEs at any time during the Discovery Program Term.  Each calendar month during the Discovery Program, on a monthly basis, Loxo shall have the right, upon agreement by Array, to increase the maximum number of Array FTEs to be used under the Discovery Program during such calendar month by [***] FTEs, i.e. from [***] FTEs to [***] FTEs.  Loxo may exercise such right by providing written notice (which may be via email from the Loxo CEO) to Array prior to commencement of such calendar month.  If Array agrees to the increase for such month, then for each calendar month in which Loxo adds [***] additional FTEs above the maximum specified limit, Loxo shall pay to Array an additional payment of [***] prior to the beginning of such calendar month.

5.                                      Section 2.10 is hereby deleted and the following substituted therefor:

Targets.  On or before the date that is nine (9) months after the Amendment Date to Amendment No. 2 to this Agreement, LOXO shall designate six (6) Targets from Exhibit B for which research activities will be discontinued.  Upon such designation, such discontinued Targets shall cease to be Targets under this Agreement, and Exhibit B shall be deemed to be updated accordingly.  On or before the date that is

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested for this information.

eighteen (18) months after the Amendment Date to Amendment No. 2 to this Agreement, LOXO shall designate two (2) additional Targets from Exhibit B for which research activities will be discontinued; provided, however, that if on or before the date that is eighteen (18) months after the Amendment Date to Amendment No. 2 to this Agreement Loxo provides to Array written notice and a payment of [***] (the “Extension Payment”), Loxo will only be required to designate one (1) additional Target from Exhibit B for which research activities will be discontinued at the end of such eighteen (18) months.  Upon such designation, such additional discontinued Target(s) shall cease to be Target(s) under this Agreement, and Exhibit B shall be deemed to be updated accordingly.  If Loxo made the Extension Payment, then on or before the date that is [***] after the Amendment Date to Amendment No. 2 to this Agreement, Loxo shall designate one (1) additional Target from Exhibit B for which research activities will be discontinued unless Loxo provides to Array written notice and a payment of [***] (“Additive Payment”) in which case Loxo will not need to designate any more Targets from Exhibit B for discontinuation of research activities.  Until such time as the eight (8) Targets (or seven (7) Targets if Loxo has made the Extension Payment and Additive Payment) have been designated for discontinuation, and notwithstanding Section 8.2.1 to the contrary, Loxo shall only have the right, at its discretion, to file provisional patent applications covering the applicable Active Compounds to the Targets from Exhibit B and will not convert such provisional patent applications to a non-provisional patent application or otherwise prosecute any non-provisional patent application covering such Active Compounds.  During the Discovery Program Term, Loxo may determine in its sole discretion that research activities with respect to one (1) particular Target on Exhibit B should be discontinued (for example, and without limitation, such Target has not yielded sufficient progress, or scientific literature suggests the Target is intractable or is not therapeutically relevant or for safety issues) and replaced with a different target.  Upon any such determination, Loxo shall provide written notice to Array of the one (1) Target that Loxo desires to remove from Exhibit B and will include in such notification a suggested substitute for such discontinued Target.  After receipt of such notice, Array will promptly inform Loxo whether, as of the date of such written notice, the addition of such suggested substitute target would not (i) violate any agreement that Array has with a Third Party; (ii) add a target that is the subject of Array’s own active and ongoing research (with existing commitment and expenditure of resources for such target), was the subject of previous significant research at Array, or is the subject of drugs in Array’s clinical development pipeline or marketed product portfolio; or (iii) add a target with respect to which Array is engaged in active, ongoing substantial negotiations (i.e., has agreed a term sheet containing material business terms) with a Third Party.  If neither (i), (ii) or (iii) apply to such suggested substitute target, then the discontinued Target shall cease to be a Target, the suggested substitute target shall be deemed a Target for the purposes of this Agreement, and Exhibit B shall be deemed to be updated accordingly.  If a proposed target is not available for inclusion, then the fact that Loxo proposed such target or is otherwise interested in such target (or molecules directed to such target) shall be Loxo’s Confidential Information.

6.                                      Section 4 of the Agreement is hereby amended by adding the following new Section 4.4 immediately following the end of Section 4.3:

4.4                               Right of First Discussion.

4.4.1                     Notice.  During the period ending [***] after the Amendment Date to Amendment No. 2 to this Agreement, at least [***] prior to Array entering into material and substantial negotiations to grant to a Third Party the right to develop and/or commercialize compounds that selectively modulate TrkA for any oncology indication, Array agrees to notify Loxo in writing, together with a summary description of the product (including a general statement of its then-current stage of development) or field to be proposed, if any, that would be the subject of such negotiations (“Initial Notice”).  Within [***] following receipt of such Initial Notice, Loxo shall notify Array of its decision whether or not it desires to discuss terms and conditions under which Array would grant such rights to Loxo. If (i) Loxo notifies Array that it does not desire to discuss such terms and conditions, or (ii) the parties have not agreed upon such terms and conditions pursuant to which such rights and license would be granted to Loxo within [***] after the date Loxo notified Array of its desire to negotiate such terms and conditions (the “Negotiation Period”), then

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested for this information.

Array shall be free to grant to any Third Party the right to develop and/or commercialize compounds that selectively modulate TrkA for such oncology indication, without further obligation to Loxo with respect to such product, and on any terms that Array deems appropriate; provided, however, that if Array has not entered into such an agreement with a Third Party within [***] after expiration of the first (but not any subsequent) Negotiation Period, then Loxo’s right of negotiation under this Section 4.4.1 will continue in accordance with the above terms and Array will provide to Loxo another Initial Notice if Array subsequently desires to enter into material and substantial negotiations with a Third Party.  It is understood that, because Array will be providing the Initial Notice to Loxo prior to the commencement of material and substantial negotiations with a third party, Array may not be able to define the entire or exact scope of the product, field or rights to be granted, and accordingly, so long as the Initial Notice describes a product, field or rights that overlap with the product, field or rights actually negotiated with, or granted to, a third party, Array shall be deemed to have satisfied its obligations, under this Section 4.4.1, with respect to such product; also, it is understood that Array need only provide one such Initial Notice hereunder before engaging in such material and substantial negotiations with the first Third Party, and that Array is not obligated to provide any further notice if Array subsequently engages in discussion with more than one Third Party with respect to the subject matter described in the Initial Notice, subject to Loxo’s renewed right of negotiation if Array does not enter into an agreement within [***] as provided above.

4.4.2                     No Implied Obligations.  The only obligations of Array and Loxo under Section 4.4.1 above are as expressly stated therein, and there are no further implied obligations relating to the matters contemplated therein.  Without limiting the foregoing, it is further understood and agreed that the subject selective TrkA modulators may or not be discovered or reduced to practice at all, may or may not be discovered or reduced to practice to any particular degree or at all at the time of the Initial Notice under Section 4.4.1, and that further modification and/or variations of a product may be developed after the date of such Initial Notice; accordingly, so long as Array includes within the Initial Notice a good faith summary of the product as it then exists, or a summary of the field in which the rights would be granted, the requirements of Section 4.4.1 above shall be deemed satisfied with respect to any and all modifications, variants or derivatives of the product developed or reduced to practice after the date of the Initial Notice.  Without limiting the foregoing, it is further acknowledged and agreed that (i) Section 4.4.1 shall not be deemed to apply to a transaction by which a Third Party acquires all or substantially all of the business assets of this Agreement in accordance with Section 13.3 below; (ii) if Array enters into a transaction with a Third Party in accordance with Section 4.4.1 that includes the grant by Array of an option or other contingent right to develop and/or commercialize compounds that selectively modulate TrkA (each such option or right being referred to as a “Contingent Right”), then the grant of rights by Array upon a Third Party’s exercise of such Contingent Right shall not be subject to this Section 4.4 so long as the grant of such Contingent Right was made in a transaction entered into with the Third Party in compliance with Section 4.4.1; and (iii) Array is not obligated under this Section 4.4.1 to provide Loxo any particular information other that as expressly stated in Section 4.4.1, and that Array may require a separate confidentiality agreement as a condition to any disclosure of information in connection with Section 4.4.1.

4.4.3                     Disputes.  If Loxo disputes Array’ right to proceed to enter into any transaction with a third party with respect to compounds that selectively modulate TrkA, Loxo shall submit such dispute to binding arbitration within [***] from the end of the applicable Negotiation Period or, if Array had not provided Loxo with the applicable Initial Notice in accordance with Section 4.4.1, then [***] after Loxo first becomes aware of such transaction.  Loxo shall provide Array a notice of such arbitration together with a written report setting forth the specific basis for the dispute and the specific actions Loxo believes Array must take to resolve the dispute (“Arbitration Notice”).  Such arbitration in all events be completed within [***] from appointment of the arbitrators.  If an Arbitration Notice is not received within the [***] period then Loxo shall have no further right to dispute Array’ right to grant any third party rights contemplated by this Section 4.4.

7.                                      Section 5.2.1 of the Agreement is hereby deleted and the following substituted therefor:

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested for this information.

Research Phase Payment Schedule.  During the Discovery Program Term, Loxo agrees to pay Array research funding for the conduct of the Discovery Program quarterly, in advance, in an amount equal to the number of Array FTE’s called for in the Discovery Plan for the applicable quarter multiplied by the Array FTE Rate.  Such payments shall cover (i) FTE expenses used in the Discovery Program, (ii) all incidental materials and resources for the conduct of the Discovery Program, and (iii) CMC activities directed to, and the manufacture of, clinical supply of the Trk Lead Compound and two (2) Lead Compounds for two (2) Targets (selected by Loxo), and if the Discovery Program Term is extended pursuant to Section 2.6 of the Agreement then also for one additional Lead Compound to another Target (selected by Loxo) per each one (1) year extension.  The initial payment shall be made before the date Array FTEs are first deployed in accordance with the Discovery Plan, and subsequent payments shall be made before the first day of each calendar month thereafter.  For purposes of this Section 5.2.1, the “Array FTE Rate” shall be equal to [***] per FTE per year.

8.                                      Section 5.3.1 of the Agreement is hereby amended to add the following immediately following the table:

With respect to the milestone 1 above described as [***], the applicable milestone payment shall only be due with respect to a [***].

9.                                      Section 5.3.3(a) of the Agreement is hereby amended to add the following immediately following the end of Section 5.3.3.(a):

Notwithstanding the foregoing, milestone 1 for a Target under Section 5.3.1 will not be due regardless of whether a subsequent milestone was achieved, if milestone 1 was not due because [***].

10.                               Good Faith Negotiation.  The Parties agree that they shall negotiate in good faith to enter into a separate binding agreement regarding [***] between Loxo, Array and Massachusetts General Hospital.

11.                               Miscellaneous.  This Amendment shall be effective for all purposes as of the Amendment Date.  Except as expressly modified herein, the Agreement shall continue to remain in full force and effect in accordance with its terms.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives effective as of the Amendment Date.

LOXO ONCOLOGY, INC.		ARRAY BIOPHARMA INC.

By:	/s/ Joshua H. Bilenker	By:	/s/ Mike Carruthers

Name:	Joshua H. Bilenker	Name:	Mike Carruthers

Title:	CEO	Title:	CFO

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested for this information.